                EXHIBIT 21.1

SUBSIDIARIES OF VISTEON CORPORATION AS OF DECEMBER 31, 2014 *

Organization	Jurisdiction
GCM/Visteon Automotive Systems, LLC	Mississippi, U.S.A.
GCM/Visteon Automotive Leasing Systems, LLC	Mississippi, U.S.A.
Infinitive Speech Systems Corp.	Delaware, U.S.A.
SunGlas, LLC	Delaware, U.S.A.
Fairlane Holdings, Inc.	Delaware, U.S.A.
Tyler Road Investments, LLC	Michigan, U.S.A.
VC Aviation Services, LLC	Michigan, U.S.A.
Visteon Climate Control Systems Limited	Delaware, U.S.A.
ARS, Inc.	Delaware, U.S.A.
Visteon Domestic Holdings, LLC	Delaware, U.S.A.
VC Regional Assembly & Manufacturing, LLC	Delaware, U.S.A.
MIG-Visteon Automotive Systems, LLC	Tennessee,U.S.A.
Visteon Remanufacturing, Incorporated	Tennessee,U.S.A.
Visteon Technologies, LLC	Delaware, U.S.A.
Visteon Electronics Corporation	Delaware, U.S.A.
Visteon Global Electronics, Inc.	Delaware, U.S.A.
Visteon European Electronics, Inc.	Delaware, U.S.A.
Visteon Electronics Slovakia, s.r.o.	Slovakia
Visteon Electronics Bulgaria EOOD	Bulgaria
Visteon Electronics Spain, S.L.	Spain
Shanghai Visteon Automotive Electronics Co. Ltd.	China
Visteon Global Technologies, Inc.	Michigan, U.S.A.
Visteon Climate Technologies, LLC	Delaware, U.S.A.
Visteon Holdings GmbH	Germany
Visteon Deutschland GmbH	Germany
Visteon Electronics Germany GmbH	Germany
Visteon Handels and Service GmbH	Germany
Visteon Global Treasury, Inc.	Delaware, U.S.A.
Visteon International Business Development, Inc.	Delaware, U.S.A.
Visteon International Holdings, Inc.	Delaware, U.S.A.
Visteon Asia Holdings, Inc.	Delaware, U.S.A.
Visteon Canada Inc.	Canada
Visteon Caribbean, Inc.	Puerto Rico
Visteon UK Ltd	United Kingdom
Visteon S.A.	Argentina
Visteon European Holdings, Inc.	Delaware, U.S.A.
Visteon Automotive Holdings, LLC	Delaware, U.S.A.
Visteon Holdings, LLC	Delaware, U.S.A.
Grupo Visteon, S.de R.L. de C.V.	Mexico
Aeropuerto Sistemas Automotrices S.de R.L de C.V.	Mexico
Altec Electronica Chihuahua, S.A. de C.V.	Mexico
Carplastic S.A. de C.V.	Mexico
Visteon de Mexico S. de R.L.	Mexico

Visteon Climate Holdings 2, LLC	Delaware, U.S.A.
Visteon EU Holdings, LLC	Delaware, U.S.A.
Visteon Holdings France SAS	France
Visteon Electronics France	France
Visteon Electronics Tunisia	Tunisia
Autronic S.A.	Tunisia
Visteon Software Technologies SAS	France
Visteon Netherland Holdings Cooperatief II U.A.	Netherlands
Visteon Holdings Hungary Kft	Hungary
VEHC, LLC	Delaware, U.S.A.
Visteon Netherlands Holdings B.V.	Netherlands
Visteon Portuguesa, Ltd.	Bermuda
VIHI, LLC	Delaware, U.S.A.
Brasil Holdings Ltda.	Brazil
Visteon Sistemas Automotivos Ltda.	Brazil
Visteon Brasil Trading Company Ltd.	Bermuda
Halla Visteon Climate Control Corporation	Korea
Visteon Automotive Systems India Private Limited	India
Visteon Climate Control (Beijing) Co., Ltd.	China
Climate Systems Mexicana, S.A. de C.V.	Mexico
Coclisa S.A. de C.V.	Mexico
Halla Visteon Automotive Climate Systems Manufacturing Industry and Commercial Co.	Turkey
Halla Visteon Charleville SAS	France
Halla Visteon Climate Control (Chongqing) Co., Ltd.	China
Halla Visteon Climate Control (Dalian) Co., Ltd.	China
Halla Visteon Climate Control (Jinan) Co., Ltd.	China
Halla Visteon Climate Control (Nanchang) Co., Ltd.	China
Halla Visteon Climate Portugal SA	Portugal
Halla Visteon Climate Control (Shanghai) Co., Ltd.	China
Halla Visteon Climate Control (Yancheng) Co., Ltd.	China
Halla Visteon Climate Control (Thailand) Company Ltd	Thailand
Halla Visteon Climate Control Canada Inc.	Canada
Halla Visteon Climate Systems India Limited	India
Halla Visteon Slovakia s.r.o.	Slovakia
Halla Visteon Climate Control Alabama Corp.	Delaware, U.S.A.
Halla Visteon Autopal, s.r.o.	Czech Republic
Halla Visteon Autopal Services, s.r.o.	Czech Republic
Halla Visteon Climate Control USA, LLC	Delaware, U.S.A.
Halla Visteon Japan Climate Ltd.	Japan
Halla Deutschland GmbH	Germany
Halla Visteon Hungary Kft	Hungary
Halla Visteon Netherlands Cooperatief U.A.	Netherlands
Halla Visteon Southern Germany GmbH	Germany
Halla Visteon South Africa Pty. Ltd.	South Africa
Halla Visteon Rus	Russia
Halla Visteon UK Limited	United Kingdom
HVCC Climatizações do Brasil Indústria e Comércio Ltda.	Brazil

Visteon Adminisztracios Hungary Kft	Hungary
Visteon Amazonas Ltda.	Brazil
Visteon Automotive (India) Private Ltd.	India
Visteon Automotive Electronics (Thailand) Limited	Thailand
Visteon Avtopribor Electronics	Russia
Visteon Climate Holdings 1, LLC	Delaware, U.S.A.
Visteon Climate Holdings (Hong Kong), Ltd.	Hong Kong
Visteon Electronics Holdings (Hong Kong), Ltd.	Hong Kong
Visteon Electronics Korea Ltd.	Korea
Visteon Electronics Macedonia DOOEL	Macedonia
Visteon Engineering Centre (India) Private Limited	India
Visteon Engineering Services Limited	United Kingdom
Visteon Engineering Services Pension Trustees Limited	United Kingdom
Visteon EU Holdings, LLC	Delaware, U.S.A.
Visteon Financial, LLC	Delaware, U.S.A.
Visteon Innovation & Technology GmbH	Germany
Visteon Korea Holdings Corporation	Korea
Visteon Interior Holdings (Hong Kong), Ltd.	Hong Kong
Visteon International Holding (BVI) Limited	British Vir. Islands
Visteon International Holdings (Hong Kong), Ltd.	Hong Kong
Visteon Asia Pacific, Inc.	China
Visteon Japan, Ltd.	Japan
Visteon Philippines, Inc.	Philippines
Visteon Netherland Holdings Cooperatief I U.A.	Netherlands
Visteon South Africa (Pty) Limited	South Africa
Visteon Technical & Services Centre Private Limited	India
Yanfeng Visteon Automotive Electronics Co., Ltd.	China
Visteon LA Holdings Corp.	Delaware, U.S.A.
Visteon Systems, LLC	Delaware, U.S.A.
Visteon AC Holdings Corp.	Delaware, U.S.A.

* Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.